UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  February 24, 2006
Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York	14020

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (585) 343-2216
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 24, 2006, Graham Corporation (the “Company”) entered into a First Amendment (the “Amendment”) to that certain Amended and Restated Credit Facility Agreement (the “Credit Facility Agreement”) with Bank of America, N.A. dated July 12, 2005. The Amendment: (i) increases the Company’s letter of credit sub-limit from $8,000,000 to $10,000,000; (ii) increases the amount that the Company may pay in dividends each year from $500,000 to $600,000; (iii) increases the amount of Common Stock the Company may repurchase each year from $500,000 to $600,000; and (iv) permits the Company to make up to $2,500,000 in loans to and investments in a wholly-owned Chinese subsidiary. The Amendment does not effect any other terms, provisions or conditions of the Credit Facility Agreement.
     The Company entered into the Amendment both to support increasing overseas orders for its products and services and to assist it in capitalizing a wholly-owned Chinese subsidiary. A copy of the Amendment is attached to this Current Report as Exhibit 4.1.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits. The following is attached as an exhibit to this Form 8-K:

Exhibit No.	Description
4.1	First Amendment, dated as of February 24, 2006, to Credit Facility Agreement between Graham Corporation and Bank of America, N.A. dated as of July 12, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation

Date: March 2, 2006	By:	/s/ J. Ronald Hansen

J. Ronald Hansen Vice President – Finance & Administration and Chief Financial Officer